Exhibit 99.1

[PRESS RELEASE]

nCoat Completes Acquisition of Metallic Ceramic Coatings, Inc., Known as JET-HOT(R)
Monday July 2, 4:15 pm ET

WHITSETT, NC--(MARKET WIRE)--Jul 2, 2007 -- nCoat, Inc. (OTC BB:NCOA.OB - News) ("nCoat" or the "Company") announced that on Friday, June 29, 2007 it completed the acquisition of all the capital stock of MCC, Inc. (Metallic Ceramic Coatings or "MCCI"), doing business in the marketplace under the brand of JET-HOT® Coatings. The transaction closing occurred at nCoat headquarters in North Carolina during a transition and integration meeting of company management. The transaction adds JET-HOT® to other nCoat holdings that include nTech, Inc. and High Performance Coatings, Inc. (HPC).

"This business combination strengthens the market position of both companies in the transaction," said Paul Clayson, CEO of nCoat. "When integrated with our first acquisition, HPC, we expect to see benefits to shareholders for both companies including integration of nCoat nano-formulas into product lines, consolidated expenses, cross selling to each company's different customers, up-selling the world-class products of each company, and establishing the best practices identified in each separate company as standard operating procedure."

MCCI, which does business under its market brand, JET-HOT® Coatings, offers thermal barrier, lubritic and corrosion resistance coating applied on autos and bikes ranging from street rods and dragsters to classics and exotics, snowmobiles and over-the-road trucks. JET-HOT® is a market leader in header coatings applications producing low emissivity and ceramic insulating characteristics, which create thermal barriers on both the interior and exterior surface of headers.

Independent tests, conducted by CarCraft Magazine, have demonstrated temperature reductions on headers of over 300°F with the application of JET-HOT® Sterling coatings. JET-HOT® also produces and applies coatings for improved durability, performance, and appearance of manifolds, side pipes, and valve covers. In accelerated salt-spray tests conducted in accordance with ASTM B117, JET-HOT® corrosion barrier coatings last over 14 times longer than chrome and more than 140 times longer than high-temperature paint, enduring more than 5,000 hours.

JET-HOT® Coatings was founded in 1981 and incorporated in 1983. JET-HOT®'s first products and customers were in military applications on jet-fighter engines and submarine parts subjected to high temperatures, cyclical stress loads and corrosive environments. JET-HOT® supplied proprietary coatings used to protect parts on aircraft-carrier launch systems for the US Navy and armored vehicles for the US Army. Shortly thereafter, JET-HOT® introduced automotive products for performance racing and consumer applications. Racing teams began to use the coatings for safety factors by reducing header-surface temperatures, quick cool down and horsepower enhancements. In the 1990s, JET-HOT® became the only coating company to support racers with contingency-award payouts and continue to do so today.

JET-HOT® continues to innovate new coatings to add to its intellectual property portfolio. Proprietary formulas include proprietary nano-chemistry and micron particulate coatings primarily focused on ceramic/metallic technology innovations. JET-HOT® operates three production factories in Pennsylvania, Mississippi, and Arizona, and has approximately 80 employees. Corporate headquarters for JET-HOT® are located outside of Philadelphia in King of Prussia, Pennsylvania.

A more complete description of the details of the closing may be accessed in the nCoat Current Report on Form 8-K to be filed with the Securities and Exchange Commission on July 6, 2007.

About nCoat, Inc.

nCoat is an emerging nanotechnology company focused on the development of new nano-formulated and traditional coatings that make it an international leader in the development and marketing of coatings applied to metal, ceramics, fabric, and other materials. The Company specializes in nanotechnology research, commercialization, licensing, and distribution, and through its subsidiary companies develops and distributes commercially viable proprietary nanotechnology and traditional coatings products. At nCoat, we invite the world to "Innovate with us."

Notice Regarding Forward-Looking Statements

Except for statements of historical fact, the information presented herein may contain forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which nCoat, Inc. has little or no control. Statements in this press release which include words such as "anticipates," "plans," "potential," "will," "may," "should," and similar terms may include forward-looking statements. Additionally, statements relating to future revenues, the integration of MCCI/JET-HOT® following the acquisition, the anticipated synergies resulting from the acquisition, and the Company's ability to compete in the coatings markets following the acquisition may also include forward-looking statements. Factors which could cause the Company's results to differ from the forward-looking statements include a decline or slower-than-anticipated growth in revenue opportunities related to the performance coating industry, a decline or slower-than-anticipated growth in the demand and use for nano-formulated commercial products and related revenue streams for the Company, difficulties in integrating MCCI/JET-HOT®'s products and corporate structure into the Company and its markets, and difficulties in integrating the Company's current products into the MCCI/JET-HOT® product mix, as well as others listed in the "Risk Factors" sections of the Company's publicly filed reports. The Company expressly disclaims any obligation or intention to update any forward-looking statement.

ON BEHALF OF THE BOARD
nCoat, Inc.
Paul S. Clayson, Chief Executive Officer